Exhibit 10.1

Amendment No. 2 to the
Amended and Restated Rights Agreement

This Amendment No. 2 to the Amended and Restated Rights Agreement, effective as of March 20, 2006 (“Amendment No. 2”), between Hancock Fabrics, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Rights Agent”), provides as follows:

Whereas, the Company and the Rights Agent are parties to an Amended and Restated Rights Agreement dated as of March 4, 2001 and most recently amended on December 9, 2005 (the “Rights Agreement”), specifying the terms of the Rights (as defined therein);

Whereas, the Company and the Rights Agent now desire to amend the definition of "Person", as provided herein.

Now, Therefore, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

1.               Amendment and Restatement of Section 1(k):  “Certain Definitions."  Section 1(k) of the Rights Agreement is hereby amended, restated and replaced in its entirety by the following:

 “Person” means any individual, partnership, firm, corporation, company, association, trust, unincorporated organization, syndicate or group (the existence of a “group” being determined in accordance with Rule 13d-5 under the Exchange Act, as the Rule is in effect on the date of this Agreement including, but not limited to, a Person having any agreement, arrangement or understanding [whether formal or informal and whether or not in writing] with any other Person to act together to acquire, offer to acquire, hold, vote or dispose of any Common Shares of the Company).

 2.               No Other Amendments.  Except as expressly amended hereby, the terms of the Rights Agreement will remain in full force and effect in all respects.

3.               Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

4.               Counterparts.  This Amendment No. 2 may be executed in any number of counterparts, and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the date first above written.

Continental Stock Transfer & Trust Company

/s/ William F. Seegraber
William F. Seegraber Vice President

Hancock Fabrics, Inc.

/s/ Bruce D. Smith
Bruce D. Smith
Executive Vice President, Chief Financial Officer and Treasurer